                         EXECUTIVE EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT is made and entered into between GEV Corporation, a Delaware corporation (the "Company"), and Richard C. Kellogg, Jr.
                                          -------
(the "Executive").
      ---------
                              W I T N E S S E T H:

          WHEREAS, Pioneer Americas Acquisition Corp., a Delaware corporation ("PAAC") and the Company, which is the owner of all of the outstanding capital stock of PAAC, have agreed to acquire all of the issued and outstanding capital stock of Pioneer Americas, Inc., a Delaware corporation ("Pioneer") pursuant to
                                                          -------
a Stock Purchase Agreement, dated as of March 24, 1995, by and among PAAC, GEV, and all holders of equity securities and rights to acquire equity securities of Pioneer (the "Purchase Agreement");
              ------------------

          WHEREAS, the Executive is currently employed by Pioneer and the Company desires to secure for itself the continued benefit of the Executive's background, experience, ability and expertise and the Executive has indicated his willingness to continue to provide his services, on the terms and conditions set forth herein;

          WHEREAS, by virtue of the Executive's position with Pioneer, the Executive has knowledge of certain Confidential Information (as defined below) and, therefore, in order to protect the value of the business acquired under the Purchase Agreement, the Company desires to enter into this Agreement with the Executive, and the Executive desires to make the agreements provided for herein in consideration of the amounts payable to the Executive pursuant hereto;

          WHEREAS, it is a condition to closing of the transactions contemplated by the Purchase Agreement that the Executive and the Company enter into this Agreement;

          NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          SECTION 1. EMPLOYMENT. (a) The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President of the Company and, in such capacity, shall report directly to the Board of Directors of the Company ("Board of Directors")
                                                           ------------------
and shall have such duties, functions, responsibilities and authority as are consistent with the Executive's position as the senior executive officer in charge of the general management, business and affairs of the Company and subsidiaries of the Company including, but not limited to, the development and implementation of strategies and goals and internal policies and programs designed to achieve the profit, market share and product mix goals of the Company and its subsidiaries, together with such additional duties, functions, responsibilities and authority including, without limitation, serving as an officer and/or director of any subsidiary of the Company, commensurate with the Executive's position as set forth in this Agreement, as may be reasonably assigned to the Executive from time to time by the Board of Directors. In connection with his employment under this Agreement, the Executive shall be based at the offices of the Company where the Executive currently resides.

          (b) As additional consideration for the Executive to enter into the obligations set forth in this Agreement: (i) GEV shall, contemporaneous with execution and delivery of this Agreement, cause to be granted to the Executive options to acquire 492,304 shares of the Class A common stock, par value $.01 per share of GEV, pursuant to the GEV Corporation 1995 Stock Incentive Plan, which options shall have an exercise price and vest and become exercisable in the manner set forth in the stock option agreement to be executed by the Executive and GEV evidencing such option rights; and (ii) GEV and the Company, jointly and severally, shall indemnify and hold harmless Executive from any claim asserted against him as an employee, officer or director of the Company or any subsidiary or affiliate of the Company to the fullest extent permitted by, and subject to the provisions of, the Delaware General Corporation Law, except only that Executive shall not be indemnified for any violation by Executive of the terms of this Agreement.

          SECTION 2. TERM. Subject to the provisions and conditions of this Agreement (including Section 6), the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the fifth anniversary of the date hereof (the "Employment Term").
                                           ---------------

          SECTION 3.  COMPENSATION.

          (a) Salary.  As compensation for the performance of the Executive's
              ------
services hereunder, the Company shall pay to the Executive a base salary (the "Salary") of Three Hundred Thousand Dollars ($300,000) per annum with increases,
 ------
if any, as may be approved in writing by the Board of Directors. The Salary shall be payable in accordance with payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

          (b) Bonus Plan.  The Executive shall be entitled to receive bonus
              ----------
compensation consisting of cash, securities or property ("Bonus") in accordance
                                                          -----
with any management incentive plan or plans (including, without limitation, any shared earnings plan) which may be established by the Board of Directors of the company for its executive officers and management.

          (c) Benefits.  In addition to the Salary and Bonus, the Executive
              --------
shall be entitled to participate in or to receive the same health, insurance, pension, automobile, severance, vacation, holiday, sick leave, disability, profit sharing, 401(k) savings and other benefits as have been provided to executive officers of the Company or its subsidiaries on the date hereof, subject to such changes therein as shall be determined by the Board of Directors to be consistent with the best interests of the Company.

          (d) Paying Entity.  The Company may cause any one or more of its
              -------------
subsidiaries to provide the salary and benefits to the Executive as are required by this Agreement.

          SECTION 4. EXCLUSIVITY. During the Employment Term, the Executive shall devote substantially all of his time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors or its designee in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (a) participate in the activities of professional trade organizations related to the business of the Company, (be) engage in personal investing, charitable activities and other personal business activities relating to ownership interest in certain companies operating in Latin America, and (c) devote such portion of his time as may be necessary to: (i) environmental matters affecting real properties owned by any direct or indirect subsidiaries of the Company arising prior to closing of the transactions, contemplated by the Purchase Agreement,
(ii) management and sale of the Subject Parcels covered by the Contingent Payment Agreement (as such terms are defined in the Purchase Agreement); and
(iii) activities (including meetings of the Board of Directors and shareholders or partners, as the case may be, of Basic and Victory Valley (as such terms are defined in the Purchase Agreement)) provided that activities set forth in the foregoing clauses, either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

          SECTION 5. REIMBURSEMENT FOR EXPENSES. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket travel, entertainment and other business expenses incurred by the Executive during the term of this Agreement and in the performance of his duties hereunder in accordance with the Company's reimbursement policies in effect on the date hereof.

          SECTION 6.  TERMINATION.

          (a) Death.  This Agreement shall automatically terminate upon the
              -----
death of the Executive and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(f) below.

          (b) Disability.  If the Executive is unable to perform the duties
              ----------
required of him under this Agreement because of physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of one hundred twenty (120) days (whether or not consecutive) during any twelve (12) month period during the term of this Agreement, in which event this Agreement (other than Sections 7, 8, 9 and 12 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall, upon written notice by the Company to the Executive to such effect, terminate; provided, however, that the foregoing shall not prejudice the Executive's rights to continuing, existing insurance benefits for which he is otherwise eligible, including disability benefits. In case of any dispute as to whether Executive is disabled within the meaning of this Section 6(b), the determination of such disability for the period specified shall be certified by a physician reasonably acceptable to both the Company and the Executive, which physician's determination shall be final and binding on the parties hereto. The Company shall be permitted to hire a replacement for the Executive, so long as this Agreement shall remain in effect, to serve in the event and for so long as the Executive shall be unable to perform the duties required of him hereunder due to his disability for an aggregate of sixty (60) days during any 12-month period during the term of this Agreement.

          (c) Just Cause.  The Company may terminate this Agreement (other than
              ----------
Sections 7, 8, 9 and 12 hereof) for "Just Cause."  For purposes of this
                                     ----------
Agreement, "Just Cause" shall mean: (i) the Executive's willful and continued failure, neglect or refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Executive within thirty
(30) days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall specifically set forth the nature of said failure, neglect or refusal; (ii) any willful or intentional engagement by the Executive in misconduct (including repeated drunkenness or use of illegal drugs) that is materially injurious to the reputation or business of the Company or its affiliates or that materially impairs the ability of the Executive to perform his duties and responsibilities hereunder; (iii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's physical or mental disability (in which event the provisions of Section 6(b) hereof shall control) or a personal or family emergency; (iv) conviction of the Executive for the commission of a felony; or (v) the commission by the Executive of an act of fraud or embezzlement against the Company. If the Executive's employment is terminated for Just Cause, the Executive shall be entitled to receive the amounts specified in Section 6(f) hereof. In the event of any termination pursuant to this Section 6(c), the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Just Cause, and the facts and circumstances in connection therewith, which is the reason for such termination.

          (d) Good Reason.  The Executive may terminate this Agreement for "Good
              -----------                                                   ----
Reason" following a Substantial Breach (as defined below) if such Substantial
------
Breach shall not have been corrected by the Company within thirty (30) days of receipt by the Company of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which, if not corrected, will entitle the Executive at any time after such thirty (30 day notice period and by subsequent written notice to terminate this Agreement. In the event of resignation by the Executive following a Substantial Breach, the Executive shall be entitled to receive the amounts specified in Section 6(f) hereof. An election by the Executive to terminate his employment under this paragraph shall not be a breach of this Agreement. The term "Substantial Breach"
                                                             ------------------
means any material breach by the Company of its obligations hereunder consisting of: (i) the failure of the Company to pay the Executive the Salary or Bonus, if any, in accordance with Section 3(a) and (b) hereof; (ii) the failure by the Company to substantially maintain and continue the Executive's participation in benefit plans as provided in Section 3(c) hereof; (iii) any material diminishment in the duties or responsibilities of the Executive described in
Section 1, or any removal of the Executive from or any failure to re-elect the Executive to (x) the positions described in Section 1, except in connection with promotions to higher office, or (y) the position as a director of the company;
(iv) the Company's requiring the Executive to be based anywhere other than in or within 35 miles of the Executive's current principal place of employment, except for required travel on the business of the Company to an extent substantially consistent with the Executive's prior business travel obligations, or, in the event the Executive consents to relocation, the failure of the Company to pay or reimburse the Executive for all reasonable costs incurred by the Executive in connection with such relocation as mutually agreed by the Company and the Executive prior to such relocation; and (v) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume this Agreement; provided, however, that the term "Substantial Breach" shall not
           --------  -------                 ------------------
include a termination of the Executive's employment hereunder pursuant to
Section 6(b) or (c) hereof. The date of termination of the Executive's employment under this Section 6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than thirty (30) days after receipt by the Company of written notice of such resignation, provided that any resignation by Executive shall not be effective pursuant to this Section 6(d) if such Substantial Breach shall have been corrected by the Company during the thirty (30) day period following notice by the Executive of the existence thereof or if corrected thereafter prior to the date of resignation by the Executive.

          (e) Without Cause.  The Company, by action of its Board of Directors,
              -------------
may terminate this Agreement (other than Sections 7,8,9 and 12 hereof) without Just Cause upon the giving to the Executive of thirty (30) days' prior written notice of such termination. If the Executive's employment is terminated by the Company without Just Cause, the Executive shall be entitled to receive the amounts specified in Section 6(f) hereof.

          (f) Payments.  In the event that the Executive's employment hereunder
              --------
terminates for any reason, the Company shall promptly pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of the Salary and for reimbursement of any expenses pursuant to Section 5 hereof, and, in the case of any termination by reason of death or physical or mental disability of the Executive pursuant to Section 6(a) or 6(b) hereof, a pro rated portion of the Bonus, if any, which the Executive would have been otherwise entitled to receive under Section 3(b) for the calendar year in which such termination occurs, such pro rated portion being the portion of such Bonus corresponding to the period commencing on January 1 of such year and ending on the date of termination. In the event that the Executive's employment has been terminated by the Company for Just Cause, the Company shall have no obligations to the Executive for Salary, Bonus or other benefits herein provided accruing on or after the date of termination except as set forth in the preceding sentence or as may be otherwise provided by law. In the event that the Executive's employment hereunder is terminated by the Company without Just Cause or by the Executive with Good Reason, in addition to the amounts specified in the first sentence of this Section 6(f), the Executive shall continue to receive the Salary at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, until the last date of the Employment Term or until the first anniversary of the termination date, if longer, plus (i) the cost of the Executive's premiums for
                             ----
health care benefits under COBRA or the cost of the Executive's premiums under any replacement health insurance coverage obtained by Executive containing substantially the same coverage as provided to the Executive at such time, which premiums shall be payable as and when the Salary would otherwise have been payable as provided in this Agreement; and (ii) a pro rated portion of the Bonus, if any, which the Executive would have otherwise been entitled to receive under Section 3(b) for the calendar year in which the Executive is terminated pro rated in the same manner as set forth in the first sentence of this Section 6(f). Without intending to limit the generality of Section 7, in the event that the Executive accepts other employment or engages in his own business prior to the last date of the Employment Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) the amounts paid to the Executive in respect of such other employment or business activity. Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease, except for any rights under this Section 6(f) and any obligations under Section 7,8, 9 and 12 hereunder.

          SECTION 7.  SECRECY AND NON-COMPETITION.

          (a) No Competing Employment. The Executive acknowledges that the
              -----------------------
agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and that by virtue of his past and current employment with the Company, the Executive has obtained and will obtain Confidential Information and there is a substantial probability that such Confidential Information could be used to the substantial advantage of a competitor of the company or its subsidiaries and to the Company's or its subsidiaries'
substantial detriment. The Executive also acknowledges that GEV and PAAC have purchased all of the outstanding shares of the Company in reliance on the covenants made by the Executive in this Section 7, and that they would not have acquired such shares in the absence of the covenants made by the Executive in this Section 7. Therefore, the Executive agrees that during the term of this Agreement and for a period of three years following the date of termination of the Executive's employment hereunder (the "Restricted Period") the Executive
                                           -----------------
shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of the manufacture, processing, marketing, sale, storage and transport of chorine, caustic soda, muriatic acid, bleach, iron chlorides, aluminum sulfate, hydrogen and steam and certain other products relating thereto or the management thereof and all activities necessary therefor or incidental thereto (the "Chlor Alkali Business"); provided, however, that nothing contained
              ---------------------    --------  -------
in this Section 7(a) shall prohibit or restrict the Executive from making any investment, for investment purposes only, of up to three percent (3%) of the stock of any publicly traded entity whose stock is either listed on a national stock exchange or on the NASDAQ National Market System, provided, further, that
                                                        --------  -------
anything in this Section 7(a) or in Section 7(b) to the contrary notwithstanding, following termination of this Agreement the Executive shall not be prohibited from serving as a director, officer, or employee of, or consultant to, an entity which is engaged in whole or part, in the Chlor Alkali Business so long as the Executive, at all times during the Restricted Period, does not (i) initiate contact or solicit, directly or indirectly, those Persons who were customers of or suppliers to, or who otherwise had business relationships with, the Company, or any of its respective subsidiaries, at any time during the twelve month period preceding the date of termination, or (ii) disclose or use Confidential Information in any manner which would be materially adverse to the Chlor Alkali Business conducted by the Company and its subsidiaries as of the date of termination.

          (b) Nondisclosure of Confidential Information.  The Executive, except
              -----------------------------------------
in connection with his employment hereunder or as required by legal process, shall not disclose to any person or entity or use, during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly, or indirectly, from any person or entity owning a duty or confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any of its subsidiaries or affiliates (collectively, "Confidential Information"); provided, however,
                              ------------------------    --------  -------
that the term Confidential Information shall not include (i) general skills and general knowledge of an industry obtained by reason of the Executive's association with the Company; (ii) information concerning the business and operations of the Company and its subsidiaries and/or the industry in which the Company and its subsidiaries conduct business which was in the possession of or known to the Executive prior to the Executive's employment with the Company;

and (iii) any financial or other information with respect to the assets, properties, rights, business or operations of Basic or any of its subsidiaries, or Victory Valley, or relating to the Subject Parcels (as such terms are defined in the Purchase Agreement). The Executive agrees and acknowledges that all Confidential Information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any Confidential Information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

          (c) No Interference.  During the Restricted Period, the Executive
              ---------------
shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly, solicit, endeavor to entice away from the Company, its affiliates or subsidiaries, or otherwise directly interfere with the relationship of the Company, its affiliates or subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company, its affiliates or subsidiaries (including, but not limited to, any independent distributor or sales representative or organization) or who is, or was within the then most recent twelve-month period, a customer or client of the Company, its predecessors or any of its subsidiaries or affiliates.

          (d) Inventions.  The Executive hereby sells, transfers and assigns to
              ----------
the Company, or to any person or entity designated in writing by the Company, all of the right, title and interest of the Executive in and to all inventions, sales materials, software, training materials, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, in whole or in part, during his employment with the Company which are not generally known to the public or the industry or recognized as standard practice and which (i) relate to services, trade names, methods, ideas, apparatus, designs, products, processes or devices which may be sold, leased, used or under construction or development by the Company, or any franchise affiliated with the Company and (ii) arise (wholly or partly) from the efforts of the Executive during and in the course of his employment with the Company (an "Invention"). The Executive shall
                                     ---------
communicate promptly and disclose to the Company, in such form as the Company reasonably requests, all information, details and data pertaining to any such Invention. With respect to all Inventions which are to be assigned pursuant to this Section 7, the Executive will assist the Company in any reasonable manner to obtain for the Company's benefit patents thereon, including, but not limited to, executing patent applications, transfers or assignments thereof to the Company and any and all other documents reasonably deemed necessary by the Company. The Company shall pay all costs incident to the preparation, execution and delivery of such patent applications, transfers, assignments and other documents. Any Invention by the Executive within six (6) months following the termination of his employment hereunder shall be presumed to fall within the provisions of this Section 7(d) unless the Executive bears the burden of proof of showing that the Invention was first conceived and made following such termination. Notwithstanding anything contained herein to the contrary, the Executive shall continue to own the exclusive right, title and interest in and to any and all inventions, improvements, discoveries, ideas, designs, documents and other data (whether or not patentable): (A) conceived, made and developed prior to the date of this Agreement; and (B) irrespective of when conceived, made or developed, which do not relate to the actual or anticipated business of the Company or any existing or prior research and development activities of the Company or any of its subsidiaries.

          SECTION 8. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in

Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

          SECTION 9. EXTENSION OF RESTRICTED PERIOD. In addition to the remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

          SECTION 10. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, including, but not limited to, the Executive's heirs and personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of
        --------  -------
the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries, so long as such assignment does not diminish the duties, function, responsibility or authority of the Executive or result in any assignment of duties or responsibilities materially inconsistent with those set forth in this Agreement (unless consented to by the Executive) but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or (unless otherwise expressly provided herein) the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          SECTION 11. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          SECTION 12. SEVERABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in all respects. Each party hereto acknowledges and agrees that if any of such covenants or other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid and unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

          SECTION 13. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission or overnight courier service, addressed in the case of the Company, to GEV Corporation, 4200 NationsBank Center, 700 Louisiana Street, Houston, Texas 77002, Attention: President, fax: (713) 225-4426 with a copy to Interlaken Capital, Inc., 165

Mason Street, Greenwich, Connecticut 06830, Attention: Chairman of the Board,
Fax: (203) 629-8554 and, in the case of the Executive, to the Executive's address set forth on the signature page hereof or, in each case, to such other address as may be designated to the other party from time to time as provided above. All notices so given shall be effective when received at the designated address.

          SECTION 14. CAPTIONS AND SECTION HEADINGS. Captions and section headings herein are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          SECTION 15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement, all of which are merged into this Agreement.

          SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          SECTION 17. DISPUTES. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement ("Disputes") shall, at
                                                          --------
the election and upon written demand of either party, be finally determined and settled by arbitration in the city of Houston, Texas in accordance with the procedures set forth in the exhibit entitled "Arbitration Procedures" attached
                                              ----------------------
hereto, and judgment upon the award may be entered in any court having jurisdiction thereof; provided, however, that: (a) this Section 17 shall not
                      --------  -------
apply to matters required to be determined by a physician pursuant to Section 6(b); and (b) the parties acknowledge and agree that an arbitrator or arbitrators shall not have the power or right to order the payment by either party of damages (including punitive damages), compensation or other amounts that are not provided for in this Agreement, it being the intention of the parties that the arbitrator or arbitrators shall resolve Disputes, in respect of payments, only as to whether or not a payment is due hereunder and, if so, the amount thereof, but shall not provide for any additional payments as a result of the matters contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of April, 1995.

                         GEV CORPORATION

                         By:  /s/ William L. Mahone
                              -----------------------------------
                              Name:  William L. Mahone
                                   ------------------------------
                              Title:
                                    -----------------------------


                         EXECUTIVE

                               /s/ Richard C. Kellogg, Jr.
                              ----------------------------------------
                              Richard C. Kellogg, Jr.
                              Address:   4200 NationsBank Center
                                         700 Louisiana Street
                                         Houston, Texas  77002
                                         Fax. No.: (713) 225-4426

                             Arbitration Procedures
                             ----------------------

          (a) All Disputes between the parties submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following order of
                  ---
priority: (i) the terms of these arbitration provisions; (ii) the Commercial Arbitration Rules of the AAA; (iii) the Federal Arbitration Act (Title 9 of the United States Code); and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of these arbitration provisions shall be determined in accordance with this same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Judgment upon any award rendered hereunder shall be entered in any court having jurisdiction.

          (b) All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with these arbitration provisions.

          (c) Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $100,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $100,000, including all amounts properly payable and costs, fees and expenses (subject to Section 17 of the Agreement). A Dispute involving claims or amounts in controversy exceeding $100,000, shall be decided by a majority vote of a panel of three (3) arbitrators (an "Arbitration Panel"), the determination of
                                    -----------------
any two (2) of the three (3) arbitrators constituting the determination of the Arbitration Panel; provided, however, that all three (3) arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of these arbitration provisions and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law, and in such proceedings before an Arbitration Panel only, the parties shall have the additional right to seek vacation or modification of any award of an Arbitration Panel that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to a Federal or State Court of Appeals, following the entry of judgment on the award in Federal or State District Court, as appropriate. For these purposes, the award and judgment entered by the Federal or State District Court shall be considered to be the same as the award and judgment of the Arbitration Panel. All requirements applicable to appeals from any Federal or State District Court judgment shall be applicable to appeals from judgments entered on decisions rendered by Arbitration Panels. The Appellate Courts shall have the power and authority to vacate or modify an award based upon a determination that there has been an incorrect or erroneous ruling of law. The Appellate Court shall also have the power to reverse and/or remand the decision of an Arbitration Panel. Subject to the foregoing, the determination of an arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

          (d) To the maximum extent practicable, the AAA, the arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within one hundred eighty (180) days of the filing of the Dispute with the AAA. Unless the Company and the Executive shall agree otherwise, arbitration proceedings hereunder shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure and applicable law. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. The provisions of these arbitration provisions shall survive any termination, amendment or expiration of this Agreement, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees and arbitrators' fees) to the prevailing party or, if no clear prevailing party, as the arbitrator (or Arbitration Panel, if applicable) shall deem just and equitable. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law.

                                       3